Consent of Independent Registered Public Accounting Firm
The Enterprise Disclosure Committee
Jefferson National Life Insurance Company of New York:
We consent to the use of our report on the consolidated financial statements of Jefferson National Life Insurance Company of New York (the Company), dated April 19, 2019, incorporated by reference herein. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, incorporated by reference herein on Form N-4 (File No. 333-198590).
Our report relating to the Company’s financial statements, dated April 19, 2019, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.
In addition, our report refers to other auditors whose report on the statutory financial statements of Jefferson National Life Insurance Company of New York as of December 31, 2016, and for the year then ended, dated March 31, 2017, expressed an adverse opinion on those financial statements with respect to U.S. generally accepted accounting principles and an unmodified opinion with respect to statutory accounting practices prescribed or permitted by the New York State Department of Financial Services.
/s/ KPMG LLP
Columbus, Ohio
December 19, 2019

Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Jefferson National Life Insurance Company of New York and
Contract Owners of Jefferson National Life of New York Annuity Account 1:
We consent to the use of our report dated April 19, 2019, with respect to the financial statements of the sub-accounts that comprise the Jefferson National Life of New York Annuity Account 1, and the related notes (collectively, the financial statements), incorporated by reference herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, incorporated by reference herein on Form N-4 (File No. 333-198590).
/s/ KPMG LLP
Columbus, Ohio
December 19, 2019